UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 24, 2012

Vitacost.com, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-34468	37-1333024
(Commission File Number)	(IRS Employer Identification No.)

5400 Broken Sound Blvd. - NW, Suite 500 Boca Raton, Florida	33487-63521
(Address of Principal Executive Offices)	(Zip Code)

561) 982-4180

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 24, 2012, Vitacost.com, Inc. (the “Company”) and Stephen E. Markert, Jr., the Interim Chief Financial Officer of the Company, entered into an Employment Termination and General Release Agreement (the “Agreement”) setting forth the terms of Mr. Markert’s departure from the Company. The Company had previously announced Mr. Markert’s departure on a Current Report on Form 8-K filed with the Securities and Exchange Commission on January 31, 2012.

Under the terms of the Agreement, Mr. Markert’s employment with the Company was terminated effective February 24, 2012. Subject to receipt by the Company of an unconditional release and any amounts owed by Mr. Markert to the Company, the Company will pay to Mr. Markert a lump sum payment of $225,000.

The Agreement also contains certain confidentiality provisions, a release of claims by Mr. Markert and Mr. Markert’s assignment of work products created while he was employed by the Company. The Agreement provides that certain covenants, including the non-competition, non-disclosure and non-solicitation provisions, contained in Mr. Markert’s Employment Agreement, dated as of October 19, 2010 (the “Employment Agreement”), will remain in effect. The Agreement otherwise terminates the Employment Agreement.

The preceding summary of the Agreement is qualified in its entirety by reference to the text of the Agreement, which is filed with this Current Report on Form 8-K as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Termination and General Release Agreement between Vitacost.com, Inc. and Stephen E. Markert, Jr., dated February 24, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITACOST.COM, INC.
Date: February 29, 2012	By: /s/ Mary L. Marbach
Name: Mary L. Marbach
Title: General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Termination and General Release Agreement between Vitacost.com, Inc. and Stephen E. Markert, Jr., dated February 24, 2012.